COORDINATION AGREEMENT

THIS COORDINATION AGREEMENT ("Agreement"), dated as of July 29, 1996, is by and among Tomkins PLC, a corporation organized under the laws of England ("Acquiror"), and the stockholders of The Gates Corporation, a Delaware corporation ("Gates"), set forth on the signature pages hereto (such stockholders being hereinafter individually referred to as a "Stockholder" and collectively as the "Stockholders").

W I T N E S S E T H

WHEREAS, Acquiror, Gates and the Stockholders have entered into an Agreement, dated as of December 29, 1995 (the "Exchange Agreement"), pursuant to which, among other things, the Stockholders have agreed to exchange all of their issued and outstanding Shares for Acquiror Preference Shares;

WHEREAS, an inducement for the Stockholders to enter into the Exchange Agreement, Acquiror has agreed to provide certain registration rights to the Stockholders with respect to the Acquiror Convertible Preference Shares to be issued in the Exchange and the Acquiror Ordinary Shares issuable upon conversion of such Acquiror Convertible Preference Shares; and

WHEREAS, as an inducement for Acquiror to enter into the Exchange Agreement, the Stockholders have agreed to certain procedures in connection with their ownership and disposition of their Acquiror Shares.

NOW, THEREFORE, in consideration of the foregoing and the respective agreements set forth herein, and for other good and valuable consideration, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Specific Definitions. As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:

"Acquiror Convertible Shares" shall mean the Acquiror Convertible Preference Shares and the Acquiror Convertible Redeemable Preference Shares.

"De Minimis Transfers" shall mean the Transfer of up to 500,000 Acquiror Ordinary Shares, including, in the case of Transfers of Acquiror Convertible Shares, the number of Acquiror Ordinary Shares then issuable upon conversion of such Acquiror Convertible Shares then Transferred, in a single transaction, with the aggregate of all such Transfers not to exceed 2,000,000 Acquiror Ordinary Shares, including the number of Acquiror Ordinary Shares then issuable upon conversion of Acquiror Convertible Shares so Transferred, during any 12-month period.

"Fully Diluted Acquiror Ordinary Shares" shall mean the Acquiror Ordinary Shares issued upon conversion of the Acquiror Convertible Shares issued in the Exchange and all Acquiror Ordinary Shares issuable upon conversion of the Acquiror Convertible Shares issued in the Exchange.

"NASD" shall mean the National Association of Securities Dealers, Inc. and its successors and assigns.

"Permitted Transfer" shall mean any Transfer from any Stockholder (i) to another Stockholder, (ii) to such Stockholder’s spouse or children, or (iii) to any trust solely for such Stockholder’s benefit or the benefit of such Stockholder’s spouse or children; provided that each such transferee that is not otherwise a party to this Agreement, including any such trust, shall execute a counterpart of and become a party to this Agreement and shall agree in a writing in form and substance satisfactory to the Acquiror to be bound and becomes bound by the terms of this Agreement.

"Registrable Securities" shall mean the following:

(a) all Acquiror Preference Shares acquired by the Stockholders pursuant to the Exchange Agreement;

(b) all Acquiror Ordinary Shares issued to any of the Stockholders upon conversion of Acquiror Convertible Shares and owned of record and beneficially by the Stockholders; and

(c) any Acquiror Ordinary Shares or Acquiror Preference Shares issued or issuable by Acquiror in respect of any shares of capital stock referred to in either of the foregoing clauses (a) or (b) by way of a stock dividend or stock split or in connection with a combination or subdivision of shares, reclassification, recapitalization, merger, consolidation or other reorganization of Acquiror.

As to any particular Registrable Securities that have been issued, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been Transferred under such registration statement, (ii) such securities may be freely sold or distributed in reliance upon Rule 144 under the Securities Act or any successor thereto, (iii) such securities shall have ceased to be outstanding, or (iv) with respect to the Registrable Securities held by any Stockholder, when such Registrable Securities, when aggregated with the Registrable Securities held by all of the Stockholders, represent less than 40 million Fully Diluted Acquiror Ordinary Shares.

"Registration Expenses" shall mean any and all out-of-pocket expenses incident to Acquiror’s performance of or compliance with Article III, including, without limitation, all SEC, stock exchange and NASD registration and filing fees, all fees and expenses of complying with securities and blue sky laws (including the reasonable fees and disbursements of underwriters’ counsel in connection with blue sky qualifications and NASD filings), all fees and expenses of the transfer agent and registrar for the Registrable Securities, all printing expenses, the fees and expenses of counsel for Acquiror and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, but excluding fees and expenses of counsel for the Stockholders, underwriting discounts and commissions and applicable transfer and documentary stamp taxes, if any, which shall be borne by the seller of the securities in all cases.

"Transfer" shall mean any offer, sale, transfer, assignment or other disposition of the securities in question, the granting of any option or other right with respect to the securities in question or the entering into any arrangement, agreement or commitment of any character with respect to the securities in question.

"Triggering Event" shall mean the elimination of United States federal income tax on capital gains recognized on the disposition of capital stock of a corporation.

"Underwritten Offering" shall mean a firm commitment underwriting through a United States or United Kingdom nationally recognized underwriter.

Section 1.2 Other Definitional Provisions. Capitalized terms not otherwise defined in this Agreement shall have the meaning given to them in the Exchange Agreement.

ARTICLE II

RESTRICTIONS ON TRANSFER; COORDINATION

Section 2.1 Restrictions on Transfer; London Stock Exchange Listing. Until the second anniversary of the Closing, each Stockholder agrees that such Stockholder will not, directly or indirectly, Transfer any of its Acquiror Shares, except as provided in Section 2.2 and in accordance with Section 2.3, other than (i) a conversion of Acquiror Convertible Shares into Acquiror Ordinary Shares pursuant to the terms of the Acquiror Convertible Shares or (ii) a Permitted Transfer. In addition to the other restrictions contained in this Section 2.1, each Stockholder agrees that it will not, directly or indirectly, Transfer any of its Acquiror Shares except as permitted under the Securities Act and other applicable securities laws.

(b) Acquiror will use its best efforts to list any Acquiror Ordinary Shares issued upon conversion of Acquiror Convertible Shares on the London Stock Exchange upon the written request of the Stockholders’ Representative.

Section 2.2 Exceptions to Restrictions. The restrictions on Transfer set forth in Section 2.1 shall not apply to any of the following Transfers: (i) any transfer within six months following the occurrence of a Triggering Event; or (ii) De Minimis Transfers.

Section 2.3 Sales Process. Notwithstanding anything to the contrary contained in Sections 2.1 and 2.2, except as otherwise agreed in writing by Acquiror, for as long as the Stockholders hold an aggregate of at least 40 million Fully Diluted Acquiror Ordinary Shares the parties agree to abide by the following procedures in an attempt to maximize the value received by the Stockholders pursuant to any such Transfer and to minimize the effect of any perceived overhang caused by the Stockholders’ ownership of Acquiror Shares.

(a) The parties agree to consult and cooperate fully with one another and their respective representatives in connection with any Transfer of Acquiror Shares in order to determine the manner in which such Transfer shall be consummated. Acquiror will use reasonable efforts to assist the Stockholders in consummating such Transfer, including, without limitation, attempting to identify a third party purchaser for all or a portion of the Acquiror Shares proposed to be Transferred.

(b) If Acquiror reasonably determines that (i) the compliance by Acquiror with its obligations pursuant to Section 2.3(a) would require the disclosure of material information that Acquiror has a bona fide business purpose for preserving as confidential or (ii) a Transfer of Acquiror Shares by the Stockholders would be likely to have an adverse affect on any proposal or plan by Acquiror to engage in any financing transaction, acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction, upon notice to the Stockholders by Acquiror, the Stockholders agree to delay the consummation of any proposed Transfer for a period expiring upon the earlier to occur of (A) the date on which such material information is disclosed to the public or ceases to be material, in the case of clause (i), (B) the date on which such transaction is completed or abandoned, in the case of clause (ii), or (C) 120 days after Acquiror makes such reasonable determination, in the case of either clauses (i) or (ii).

(c) Following any Transfer of Acquiror Shares, other than pursuant to a De Minimis Transfer, the Stockholders will make no De Minimis Transfers of Acquiror Shares for a period of three months and no other Transfers of Acquiror Shares for a period of nine months.

Section 2.4 Financial Information. Acquiror agrees to present to the Stockholders’ Representative, as soon as available and in any event within 120 days after the end of each fiscal year of Acquiror, copies of Acquiror’s audited financial statements for such completed fiscal year. In addition, Acquiror agrees to furnish to the Stockholders’ Representative copies of any proxy statements, financial statements and other reports which Acquiror shall send or make available generally to holders of Acquiror Ordinary Shares.

ARTICLE III

REGISTRATION RIGHTS

Section 3.1 Demand Registrations.

(a) Subject to the conditions and limitations hereinafter set forth in this Section 3.1 and subject to compliance by the Stockholders with the terms of Section 2.3, at any time and from time to time after the second anniversary of the Effective Time, the Stockholders’ Representative may request in writing that Acquiror effect the registration under the Securities act of all or part of the Stockholders’ Registrable Securities on Form F-3 or any similar short-form registration, specifying in the request the number and type of Registrable Securities to be registered by each Stockholder and the intended method of disposition thereof (such notice is hereinafter referred to as a "Holder Request"). Registrations requested pursuant to this Section 3.1(a) are collectively referred to herein as "Demand Registrations." Upon receipt of such requested Demand Registration, Acquiror will, as expeditiously as possible, use its best efforts to effect the registration under the Securities Act of the Registrable Securities that Acquiror has been so requested to register by the Stockholders’ Representative.

(b) Subject to the proviso set forth in subsection (f) of this Section 3.1, (i) Acquiror shall not be obligated to effect more than five Demand Registrations pursuant to this Section 3.1 at the request of the Stockholders and (ii) Acquiror shall not be obligated to file a registration statement under this Section 3.1(b) unless Acquiror shall have received requests for such registration with respect to all of the Acquiror Redeemable Preference Shares or Acquiror Shares which represent at least 20 million Fully Diluted Acquiror Ordinary Shares.

(c) Acquiror shall not be obligated to file a registration statement relating to any Holder Request under Section 3.1(a) within a period of nine months after the effective date of any registration statement filed pursuant to Section 3.1(a).

(d) In connection with any offering pursuant to this Section 3.1, the only shares that may be included in such offering are (i) Registrable Securities and (ii) shares of authorized but unissued capital stock that Acquiror elects to include in such offering ("Acquiror Securities".

(e) If Acquiror reasonably determines that (i) the filing of a registration statement or the compliance by Acquiror with its disclosure obligations in connection with a registration statement would require the disclosure of material information that Acquiror has a bona fide business purpose for preserving as confidential or (ii) such registration would be likely to have an adverse affect on any proposal or plan by Acquiror to engage in any financing transaction, acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction, Acquiror may delay the filing of a registration statement and shall not be required to maintain the effectiveness thereof or amend or supplement a registration statement for a period expiring upon the earlier to occur of (A) the date on which such material information is disclosed to the public or ceases to be material, in the case of clause (i), (B) the date on which such transaction is completed or abandoned, in the case of clause (ii), or (C) 120 days after Acquiror makes such reasonable determination, in the case of either clauses (i) or (ii); provided that in such event, the Stockholders’ Representative will be entitled to withdraw such request, and if such request is withdrawn such registration will not count as one of the permitted registrations under this Section 3.1. In any event, Acquiror will pay all Registration Expenses in connection with any registration initiated under this Section 3.1.

(f) If, in connection with any Underwritten Offering, the managing underwriter shall advise Acquiror and the Stockholders’ Representative that in its judgment, the number of securities proposed to be included in such offering should be limited due to market conditions, shares shall be excluded from such offering pro rata based on the respective number of (x) Registrable Securities as to which registration has been so requested by the Stockholders, on the one hand, and (y) Acquiror Securities as to which the Acquiror intended to include in such offering, on the other hand; provided, however, that if, in any case where registration has been requested pursuant to Section 3.1(a) by the Stockholders’ Representative and by reason of the application of this subsection (f) more than 50% of the Registrable Securities requested by the Stockholders’ Representative to be included in such registration shall be excluded therefrom, then such registration will not count as a Demand Registration to Section 3.1(a).

(g) A registration requested pursuant to Section 3.1(a) will not be deemed to have been effected unless it has become effective, provided, that if after it has become effective, the offering of Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other Governmental Entity, such registration will be deemed not to have been effected.

(h) In the event of an Underwritten Offering, Acquiror shall have the right to select the managing underwriter.

(i) Acquiror will pay all Registration Expenses incurred in connection with each Demand Registration effected by it pursuant to this Section 3.1.

Section 3.2 Registration Procedures.

(a) If and whenever Acquiror is required to use its best efforts to effect or cause the registration of any Registration Securities under the Securities Act as provided in Section 3.1, Acquiror will, subject to the terms and conditions of Section 3.1, as expeditiously as possible:

(i) prepare and, within 90 calendar days after the receipt of a Holder Request, file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statements to become and remain effective;

(ii) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for such period as may be requested by the Stockholders’ Representative not exceeding six months and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

(iii) furnish to each holder of Registrable Securities covered by the registration statement and to each underwriter, if any, of such Registrable Securities, such number of copies of a prospectus and preliminary prospectus for delivery in conformity with the requirements of the Securities Act, and such other documents, as such individual or Person may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities;

(iv) use its best efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Stockholders’ Representative shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable the Stockholders to consummate the disposition or the Registrable Securities owned by the Stockholders in such jurisdictions, except that Acquiror shall not for any such purpose be required (A) to qualify to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 3.2(a) (iv), it is not then so qualified, (B) to subject itself to taxation in any such jurisdiction, or (C) to take any action which would subject it to general or unlimited service of process in any such jurisdiction where it is then so subject;

(v) use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other Governmental Entities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

(vi) immediately notify the Stockholders’ Representative at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in Section 3.2(a)(ii), if Acquiror becomes aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of the Stockholders’ Representative, deliver a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(vii) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders, in each case as soon as practicable, but not later than 45 calendar days after the close of the period covered thereby (90 calendar days in case the period covered corresponds to a fiscal year of Acquiror), an earnings statement of Acquiror which will satisfy the provisions of Section 11(a) of the Securities Act;

(viii) use its best efforts to list such Registrable Securities on the New York Stock Exchange and the London Stock Exchange, or, in the case of Acquiror Ordinary Shares, to list the American Depositary Shares representing the Acquiror Ordinary Shares on the New York Stock Exchange;

(ix) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(x) in the event such registration is effected through an Underwritten Offering, use its best efforts to obtain a "cold comfort" letter from the independent public accountants for Acquiror in customary form and covering such matters of the type customarily covered by such letters as the Stockholders’ Representative may reasonably request in order to effect an underwritten public offering of such Registrable Securities; and

(xi) execute and deliver all instruments and documents (including in an Underwritten Offering an underwriting agreement in customary form) and take such other actions and obtain such certificates and opinions as the Stockholders’ Representative may reasonably request in order to effect an underwritten public offering of such Registrable Securities.

(b) It shall be a condition precedent to the obligation of Acquiror to take any action pursuant to this Article III in respect of Registrable Securities that each holder of Registrable Securities to be included in a registration statement shall furnish to Acquiror such information regarding the Registrable Securities held by such Stockholder and the intended method of disposition thereof as Acquiror shall reasonably request and as shall be required in connection with the action taken by Acquiror.

(c) Upon receipt of any notice from Acquiror of the happening of any event of the kind described in Section 3.2(a)(vi), the Stockholder’s Representative shall deliver a similar notice to each of the Stockholders. Each holder of Registrable Securities will, upon receipt of any such notice from the Stockholders’ Representative, forthwith discontinue disposition of the Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.2(a)(vi).

(d) If an offering of securities by Acquiror, including a registration pursuant to Section 3.1, involves an Underwritten Offering, each holder of Registrable Securities agrees, whether or not such holder’s Registrable Securities are included in such registration, not to effect any Transfer, including any sale pursuant to Rule 144, Rule 144A or Regulation S under the Securities Act, of any Registrable Securities, or of any security convertible into or exchangeable of exercisable for any Registrable Securities (other than as part of such Underwritten Offering), without the consent of the managing underwriter, during a period commencing seven calendar days before and ending 90 calendar days (or such lesser number as the managing underwriter shall designate) after the effective date of such registration.

(e) If a registration pursuant to Section 3.1 involves an Underwritten Offering, any holder of Registrable Securities to be included in such registration may elect, in writing, not less than 5 days prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration, unless such holder has agreed with Acquiror or the managing underwriter to limit its rights under this Section 3.2.

(f) It is understood that in any Underwritten Offering in addition to any Acquiror Shares (the "initial shares") the underwriters have committed to purchase, the underwriting agreement may grant the underwriters an option to purchase up to a number of additional Acquiror Shares (the "option shares") equal to 15% of the initial shares (or such other maximum amount as the NASD may then permit), solely to cover over-allotments. Acquiror Shares proposed to be sold by Acquiror and the other sellers shall be allocated between initial shares and option shares as agreed or, in the absence of agreement, pursuant to Section 3.1(f). The number of initial shares and option shares to be sold by requesting Stockholders shall be allocated pro rata among all such Stockholders on the basis of the relative number of shares of Registrable Securities each such Stockholder has requested to be included in such registration.

Section 3.3 Indemnification. (a) In the event of any registration of any securities under the Securities Act pursuant to Section 3.1, Acquiror will, and it hereby agrees to, indemnify and hold harmless, to the extent permitted by law, each seller of any Registrable Securities covered by such registration statement, its directors, officers, employees and agents, each Person who participates as an underwriter in the offering or sale of such securities and each other individual or Person, if any, who controls such seller or underwriter within the meaning of the Securities Act, as follows:

(i) against any and all loss, liability, claim, damage or expense whatsoever arising out of or based upon an untrue statement or alleged untrue statement of a material facts contained in any registration statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any Governmental Entity, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of Acquiror; and

(iii) against any and all expense reasonably incurred by them in connection with investigating, preparing or defending against any litigation, or investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clauses (i) or (ii) above;

provided, however, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information supplied to Acquiror by or on behalf of any such seller or underwriter for inclusion in the registration statement (or any amendment thereto) or any preliminary prospectus or prospectus (or any amendment or supplement thereto); provided, further, that Acquiror will not be liable (A) in the case of any Underwritten Offering, to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other individual or Person, if any, who controls such underwriter within the meaning of the Securities Act, or (B) in the case of any offering other than an Underwritten Offering, to any seller of Registrable Securities covered by such registration statement or any other individual or Person, if any, who controls such seller within the meaning of the Securities Act, under the indemnity agreement in this Section 3.3(a) with respect to any preliminary prospectus or final prospectus or final prospectus as amended or supplemented, as the case may be, to the extent that any such loss, liability, claim, damage or expense of such underwriter or controlling individual or Person (or seller or controlling individual or Person, as the case may be) results from the fact that such underwriter (or seller, as the case may be) sold Registrable Securities to an individual or Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus or of the final prospectus as then amended or supplemented, whichever is more recent, if Acquiror has previously furnished copies thereof to such underwriter (or seller, as the case may be). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller, director, officer, employee, agent, underwriter or controlling individual or Person, and shall survive the transfer of such securities by such seller.

(b) Acquiror may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with Section 3.1 hereof, that Acquiror shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities or any underwriter, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 3.3(a) hereof) Acquiror and its directors and officers and each other individual or Person, if any, who controls Acquiror within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any such amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information supplied to Acquiror by or on behalf of such seller or underwriter for inclusion in the registration statement, preliminary, final or summary prospectus or amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Acquiror or any such director, officer or controlling individual or Person and shall survive the transfer of such securities by such seller.

(c) Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding involving a claim referred to in this Section 3.3, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to such indemnifying party of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 3.3, except to the extent (not including any such notice of an underwriter) that the indemnifying party is prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof.

(d) Acquiror and each seller of Registrable Securities shall provide for the foregoing indemnity (with appropriate modifications) in any underwriting agreement with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority.

Section 3.4 Contribution. In order to provide for just and equitable contribution in circumstances under which the indemnity contemplated by Section 3.3 is for any reason not available, the parties required to indemnify by the terms thereof shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by Acquiror, any seller of Registrable Securities and one or more of the underwriters, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amounts that the respective parties shall contribute, there shall be considered the relative benefits received by each party from the offering of the Registrable Securities (taking into account the portion of the proceeds of the offering realized by each), the parties’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances. Acquiror and each Person selling securities agree with each other that no seller of Registrable Securities shall be required to contribute any amount in excess of the amount such seller would have been required to pay to an indemnified party if the indemnity under Section 3.3 hereof were available. Acquiror and each such seller agree with each other and the underwriters of the Registrable Securities, if requested by such underwriters, that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the underwriters were treated as one entity for such purpose) or for the underwriters’ portion of such contribution to exceed the percentage that the underwriting discount bears to the initial public offering price of the Registrable Securities. For purposes of this Section 3.4, each individual or Person, if any, who controls an underwriter within the meaning of the Securities Act shall have the same rights to contribution as such underwriter, and each director and each officer of Acquiror who signed the registration statement, and each individual or Person, if any, who controls Acquiror or a seller of Registrable Securities, shall have the same rights to contribution as Acquiror or a seller or Registrable Securities, as the case may be.

Section 3.5 Rule 144. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if Acquiror is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information), and it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time or (ii) any similar rule or regulation hereafter adopted by the SEC.

ARTICLE IV

MISCELLANEOUS

Section 1  Governing Law. This Agreement shall be construed under and governed by the laws of the State of Colorado without regard to the conflicts of laws provisions thereof.

Section 2  Amendment. This Agreement may not be amended, modified or supplemented except upon the executions and delivery of a written agreement executed by the Stockholders’ Representative, on behalf of the Stockholders, and Acquiror.

Section 3  No Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the Stockholders, on the one hand, or Acquiror, on the other hand, without the prior written consent of Acquiror, in the case of a proposed assignment by the Stockholders, or the Stockholders’ Representative, in the case of a proposed assignment by Acquiror.

Section 4  Waiver. Any of the terms or conditions or this Agreement which may be lawfully waived may be waived in writing at any time by each party which is entitled to the benefits thereof. Any waiver of any of the provisions of this Agreement by any party hereto shall be binding only if set forth in an instrument in writing signed on behalf of such party. No failure to enforce any provision of this Agreement shall be deemed to or shall constitute a waiver of such provision and no waiver of any provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provisions hereto (whether or not similar) nor shall such waiver constitute a continuing waiver.

Section 5  Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given by delivery, by telex, telecopier or by mail (registered or certified mail, postage prepaid, return receipt requested) to the respective parties as follows:

If to Acquiror:

Tomkins PLC
East Putney House
84 Upper Richmond Road
London, England
(011) (44) 181-877-9700 (facsimile)
(011) (44) 181-871-4544 (telephone)
Attention: Company Secretary

If to the Stockholders, to the Stockholders’ Representative:

Charles C. Gates, Jr.
The Gates Corporation
900 South Broadway 80209
Denver, Colorado
(303) 744-4653 (facsimile)
(303) 744-1911 (telephone)

or to such other address as any party hereto may, from time to time, designate in a written notice given in like manner.

Section 6  Complete Agreement. This Agreement and the other documents and writings referred to herein or delivered pursuant hereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigned.

Section 7  Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

Section 8  Headings. The headings contained in this Agreement are for reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 9  Severability. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

Section 10  Third Parties. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation other than the parties hereto and their permitted successors or assigns, any rights or remedies under or by reason of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

TOMKINS PLC

By:	/s/ G.D. Eaton
Name:
Title:

STOCKHOLDERS

By:	/s/ Charles C. Gates
Name: Charles C. Gates
Title: Stockholders’ Representative

AMENDMENT

TO

COORDINATION AGREEMENT

THIS AMENDMENT, dated as of July 29, 1996, is made and entered into by and among Tomkins PLC, a corporation organized under the laws of England ("Acquiror"), and the stockholders of The Gates Corporation, a Delaware corporation ("Gates"), set forth on the signature pages hereto (such stockholders being hereinafter individually referred to as a "Stockholder" and collectively as the "Stockholders").

WITNESSETH

WHEREAS, Acquiror and the Stockholders are parties to the Coordination Agreement dated as of July 29, 1996 (the "Coordination Agreement"), pursuant to which, among other things, Acquiror has agreed to provide certain registration rights to the Stockholder and the Stockholders have agreed to certain procedures in connection with their ownership and disposition of their Acquiror Shares; and

WHEREAS, the parties hereto desire to amend the Coordination Agreement in certain respects, as set forth in this Amendment.

NOW, THEREFORE, in consideration of the respective covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENTS

1.1 A new Section 2.5 shall be added to the Cody Agreement and shall read in its entirety as follows:

"Section 2.5 Legend. The parties agree that, until no longer required by applicable law, the certificates evidencing the Acquiror Shares shall contain a legend substantially as follows:

‘The shares represented by this certificate are subject to the terms and restrictions of an Agreement dated July 29, 1996 between Tomkins PLC and the initial holder hereof. Such shares were issued in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares represented by this certificate may only be sold or transferred if they are at the time registered under the Securities Act of 1933 or if the sale or transfer thereof is not required to be so registered or is made pursuant to Rule 145 or another applicable exemption from registration provided by said Act or the rules and regulations promulgated thereunder.’"

ARTICLE II

GENERAL PROVISIONS

2.1 Capitalized terms herein, not otherwise defined or amended, shall have the same meanings attributed to them in the Coordination Agreement.

2.2 This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

2.3 This Amendment shall be construed under and governed by the laws of the State of Colorado without regard to the conflicts of laws provisions thereof.

2.4 This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

2.5 This Amendment may not be amended, modified or supplemented except upon the execution and delivery of a written agreement executed by the Stockholders’ Representative, on behalf of the Stockholders, and Acquiror.

2.6 Except as provided in this Amendment, the Coordination Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers as of the day and year first above written.

TOMKINS PLC

By:	/s/ G.D. Eaton
Name:
Title:

STOCKHOLDERS’ REPRESENTATIVE, On Behalf of the Stockholders

By:	/s/ Charles C. Gates
Name: Charles C. Gates
Title:

SECOND AMENDMENT

TO

COORDINATION AGREEMENT

THIS AMENDMENT, dated as of July 29, 1996, is made and entered into by and among Tomkins PLC, a corporation organized under the laws of England ("Acquiror"), and the stockholders of The Gates Corporation, a Delaware corporation ("Gates"), set forth on the signature pages hereto (such stockholders being hereinafter individually referred to as a "Stockholder" and collectively as the "Stockholders").

WITNESSETH

WHEREAS, Acquiror and the Stockholders are parties to the Coordination Agreement dated as of July 29, 1996, as amended (the "Coordination Agreement"), pursuant to which, among other things, Acquiror has agreed to provide certain registration rights to the Stockholder and the Stockholders have agreed to certain procedures in connection with their ownership and disposition of their Acquiror Shares; and

WHEREAS, the parties hereto desire to amend the Coordination Agreement in certain respects, as set forth in this Amendment.

NOW, THEREFORE, in consideration of the respective covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENTS

1.1 The following definition of "Original Stockholders" shall be added to Section 1.1 of the Coordination Agreement, Specific Definitions, immediately following the definition of "NASD" in such Section:

"Original Stockholders" shall mean the stockholders of Gates as of December 29, 1995."

1.2 A new Article V shall be added to the Cody Agreement and shall read in its entirety as follows:

"ARTICLE V
ORIGINAL STOCKHOLDER MATTERS

Section 5.1 Representations and Warranties. Each Original Stockholder hereby represents and warrants to Acquiror, severally and not jointly, as follows:

(a) In evaluating the suitability of an investment in the Acquiror Shares, (i) such Original Stockholder or its advisors has had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of Acquiror concerning the Acquiror Shares, (ii) copies of the Acquiror Documents have been made available for inspection by such Original Stockholder or its advisors, and (iii) such Original Stockholder or its advisors has had access to any other information requested by such Original Stockholder.

(b) Such Original Stockholder and its advisors have such knowledge and experience in financial, tax and business matters so as to enable it to utilize the information made available to it in connection with its evaluation of the Acquiror Shares and the Exchange to evaluate the merits and risks of an investment in the Acquiror Shares and to make an informed investment decision with respect thereto. Such Original Stockholder recognizes that an investment in the Acquiror Shares involves substantial risks, including loss of the entire amount of that investment.

(c) Such Original Stockholder is acquiring the Acquiror Shares for its own account, for investment, and not with a view to resale or distribution in any transaction which would be in violation of the Securities Act, any state securities laws or the terms of this Agreement. Such Original Stockholder will not sell or otherwise transfer the Acquiror Shares without registration under the Securities Act or applicable state securities laws or an exemption therefrom. Such Original Stockholder acknowledges that the issuance of the Acquiror Shares have not been registered under the Securities Act or under the securities laws of any state or foreign jurisdiction and that its acquisition of the Acquiror Shares is being made in reliance upon an exemption from registration under the Securities Act for an offer and sale of securities that does not involve a public offering.

Section 5.2 F-4 Registration Statement.

(a) Acquiror agrees to use its best efforts to maintain the effectiveness of the Registration Statement on Form F-4/Form F-3 (No. 333-2890, as such may be amended, the "Form F-4") for a period ending on the earlier of (i) two years from the Effective Time and (ii) the first date on which none of the Acquiror Shares issued to the Original Stockholders constitute Registrable Shares. Notwithstanding the foregoing, Acquiror shall not be obligated to maintain the effectiveness of the Form F-4 or to amend or supplement the Form F-4 periods prescribed pursuant to, and under the circumstances provided in, Section 3.1(e).

(b) Acquiror and the Stockholders agree that, subject to the terms of Section 5.2(a), the registration procedures set forth in Sections 3.2(a) (other than subparagraphs (i), (viii), (x) and (xi)), 3.2(b), 3.2(c), 3.2(d) and 3.2(e) of this Agreement shall be deemed to apply to the Form F-4 and the resale by the Original Stockholders of any Acquiror Shares pursuant thereto.

(c) The parties hereto agree that Acquiror shall have the right to satisfy its obligations under Article III of this Agreement with respect to any Holder Request to effect a Demand Registration by filing a post-effective amendment to the Form F-4 that covers the number and type of Registrable Securities and that is otherwise in compliance with such Holder Request; provided, however, in such event all of the provisions of Section 3.2(a) shall be applicable to such post-effective amendment."

ARTICLE II

GENERAL PROVISIONS

2.1 Capitalized terms herein, not otherwise defined or amended, shall have the same meanings attributed to them in the Coordination Agreement.

2.2 This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

2.3 This Amendment shall be construed under and governed by the laws of the State of Colorado without regard to the conflicts of laws provisions thereof.

2.4 This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

2.5 This Amendment may not be amended, modified or supplemented except upon the execution and delivery of a written agreement executed by the Stockholders’ Representative, on behalf of the Stockholders, and Acquiror.

2.6 Except as provided in this Amendment, the Coordination Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers as of the day and year first above written.

TOMKINS PLC

By:	/s/ G. D. Eaton
Name:
Title:

STOCKHOLDERS’ REPRESENTATIVE, On Behalf of the Stockholders

By:	/s/ Charles C. Gates
Name: Charles C. Gates
Title: